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                                                                      EXHIBIT 21



               SUBSIDIARIES OF THE REGISTRANT



                                                         Jurisdiction
                                                           in which
                                                  Corporate Name Incorporated
                                                  ---------------------------

THE UPJOHN COMPANY                                       Delaware (Parent)

Subsidiaries (excluding those which when
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considered in the aggregate as a single
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subsidiary did not constitute a significant
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subsidiary as of December 31, 1994):
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The Upjohn Holding Company M                                    Delaware
The Upjohn Manufacturing Company                                Delaware